Exhibit 16.1
RONALD R. CHADWICK, P.C.
Certified Public Accountant
2851 South Parker Road, Suite 720
Aurora, Colorado 80014
Telephone (303)306-1967
Fax (303)306-1944

March 10, 2014

U.S. Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549-7561
Re: PhotoAmigo, Inc.
SEC File No. 000- 54439

On November 30, 2013 my appointment as auditor for PhotoAmigo, Inc. ceased.  I have read PhotoAmigo, Inc.'s statements included under Item 4.01 of its Form 8-K dated November 30, 2013 and agree with such statements, insofar as they apply to me.

Very truly yours,

/s/ Ronald R. Chadwick, P.C.
Ronald R. Chadwick, P.C.
Certified Public Accountant